UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 9, 2005

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25601 (Commission File Number)	77-0409517 (IRS Employer Identification No.)

1745 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-333-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Change of Control Agreements

     On February 9, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Brocade Communications Systems, Inc. (the “Company”) approved change of control agreements (each an “Agreement”) for certain executives of the Company

     The Agreement for Michael Klayko, the Company’s Chief Executive Officer, provides that if Mr. Klayko’s employment with the Company is terminated by the Company without cause or by Mr. Klayko for good reason within 12 months after a change of control of the Company, he will receive, subject to signing a release of claims in favor of the Company, (a) a lump sum payment equal to 24 months of his base salary and target bonus, (b) Company-paid COBRA benefits for 18 months, and (c) full accelerated vesting of existing options. The Agreement also provides that if Mr. Klayko’s employment with the Company is terminated without cause (other than within 12 months after a change of control of the Company), he will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 12 months of his base salary and target bonus, and (b) Company-paid COBRA benefits for 12 months.

     The Agreements for Antonio Canova, the Company’s Chief Financial Officer and Vice President, Administration, and Donald Jaworski, the Company’s Vice President, Product Development, provide that if the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason within 12 months after a change of control of the Company, the executive will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 12 months of executive’s base salary and target bonus, and (b) Company-paid COBRA benefits for 12 months. The Agreements for Messrs. Canova and Jaworski also provide that if the executive’s employment with the Company is terminated without cause (other than within 12 months after a change of control of the Company), the executive will receive, subject to signing a release of claims in favor of the Company and its affiliates, (a) a lump sum payment equal to 6 months of executive’s base salary and target bonus, and (b) Company-paid COBRA benefits for 6 months. The Agreements for Messrs. Canova and Jaworski do not supersede stock option acceleration provisions previously granted to such executives.

     This brief description of the Agreements is qualified by reference to the Agreements that will be filed as Exhibits to the Company’s Form 10-Q for the fiscal quarter ended January 29, 2005.

Modification to Senior Leadership Plan

     On February 9, 2005, the Compensation Committee approved a modification to the Senior Leadership Plan for fiscal year 2005. Under the modified Senior Leadership Plan, executive officers would be eligible to receive additional cash bonuses for an amount equal to their annual incentive target set forth in the Company’s Senior Leadership Plan based upon (i) the achievement of performance goals and priorities set forth in the individual performance contracts of each executive officer, and (ii) continued employment with the Company through the end of the fiscal year 2005. The Senior Leadership Plan was previously filed with the Company’s Form 10-K for the fiscal year ended October 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Date: February 15, 2005	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration

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